EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Frederick H. Eppinger, Jr., J. Kendall Huber, and David B. Greenfield, each of them singly, our true and lawful attorneys, with full power in each of them, to sign for and in each of our names and in any and all capacities, the Form 10-K of The Hanover Insurance Group, Inc. (the “Company”) and any other filings made on behalf of said Company pursuant to the requirements of the Securities Exchange Act of 1934, and to file the same with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands and common seal on the date set forth below.

Signature	Title	Date

/s/ Frederick H. Eppinger, Jr.		February 28, 2012
Frederick H. Eppinger, Jr.	President, Chief Executive Officer and Director

/s/ David B. Greenfield		February 28, 2012
David B. Greenfield	Executive Vice President, Chief Financial Officer, and Principal Accounting Officer

/s/ Michael P. Angelini		January 15, 2012
Michael P. Angelini	Chairman of the Board

/s/ John J. Brennan		January 30, 2012
John J. Brennan	Director

/s/ P. Kevin Condron		January 30, 2012
P. Kevin Condron	Director

/s/ Neal F. Finnegan		January 19, 2012
Neal F. Finnegan	Director

/s/ David J. Gallitano		January 15, 2012
David J. Gallitano	Director

/s/ Wendell J. Knox		January 29, 2012
Wendell J. Knox	Director

/s/ Robert J. Murray		January 30, 2012
Robert J. Murray	Director

/s/ Joseph R. Ramrath		January 30, 2012
Joseph R. Ramrath	Director

/s/ Harriett T. Taggart		January 30, 2012
Harriett T. Taggart	Director